FIRST HEALTH GROUP CORP. AND SUBSIDIARIES                             EXHIBIT 11
COMPUTATION OF BASIC EARNINGS PER COMMON SHARE
(UNAUDITED)
--------------------------------------------------------------------------------

                                                     Three Months Ended June 30,
                                                     ---------------------------
                                                       1998            1997
                                                     -------         --------
Net income .....................................   $23,322,000     $21,444,000
                                                    ==========      ==========
Weighted average number of common shares
  outstanding:

   Shares outstanding from beginning of period..    63,057,000      65,898,000

   Other issuances of common stock..............        38,000          60,000

   Purchases of treasury stock..................            --        (730,000)
                                                    -----------     ----------
Weighted average common and common share
  equivalents...................................    63,095,000      65,228,000
                                                    ==========      ==========
Net income per common share.....................   $       .37     $       .33
                                                    ==========      ==========


                                                      Six Months Ended June 30,
                                                      -------------------------
                                                        1998            1997
                                                       ------          ------

Net income .....................................   $46,425,000     $42,278,000
                                                    ==========      ==========
Weighted average number of common shares
  outstanding:

   Shares outstanding from beginning of period..    63,890,000      67,394,000

   Other issuances of common stock..............       695,000         118,000

   Purchases of treasury stock..................    (1,230,000)     (1,338,000)
                                                   -----------     -----------
Weighted average common and common share
  equivalents...................................    63,355,000      66,174,000
                                                    ==========      ==========
Net income per common share.....................   $       .73     $       .64
                                                    ==========      ==========

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



FIRST HEALTH GROUP CORP. AND SUBSIDIARIES                             EXHIBIT 11
COMPUTATION OF DILUTED EARNINGS PER COMMON SHARE
(UNAUDITED)
--------------------------------------------------------------------------------

                                                    Three Months Ended June 30,
                                                    ---------------------------
                                                      1998               1997
                                                    --------            -------
Net income......................................   $23,322,000     $ 21,444,000
                                                    ==========       ==========
Weighted average number of common shares
  outstanding:

   Shares outstanding from beginning of period..    63,057,000       65,898,000

   Other issuances of common stock..............        38,000           60,000

   Purchases of treasury stock..................            --         (730,000)

   Common Stock Equivalents:

   Additional equivalent shares issuable from
     assumed exercise of common stock options...     1,000,000        1,386,000
                                                    ----------       ----------
Weighted average common and common share
  equivalents...................................    64,195,000       66,614,000
                                                    ==========       ==========

Net income per common share.....................   $       .36     $        .32
                                                    ==========       ==========


                                                     Six Months Ended June 30,
                                                     -------------------------
                                                      1998               1997
                                                     ------             ------
Net income......................................   $46,425,000     $ 42,278,000
                                                    ==========       ==========
Weighted average number of common shares
  outstanding:

   Shares outstanding from beginning of period..    63,890,000       67,394,000

   Other issuances of common stock..............       695,000          118,000

   Purchases of treasury stock..................    (1,230,000)      (1,338,000)

   Common Stock Equivalents:

   Additional equivalent shares issuable from
     assumed exercise of common stock options...     1,248,000        1,340,000
                                                    ----------       ----------
Weighted average common and common share
  equivalents...................................    64,603,000       67,514,000
                                                    ==========       ==========

Net income per common share.....................   $       .72     $        .63
                                                    ==========       ==========

                                       23